EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) and related Prospectus pertaining to the Time Warner Inc. ("Time Warner") 1996 Stock Option Plan for Non-Employee Directors for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of (i) our reports dated February 6, 1996, with respect to the consolidated financial statements and schedules of Time Warner and Time Warner Entertainment Company, L.P., and our report dated March 3, 1995 with respect to the combined financial statements of the Time Warner Service Partnerships, incorporated by reference from Time Warner's Annual Report on Form 10-K for the year ended December 31, 1995, and (ii) our report dated March 8, 1996 with respect to the consolidated financial statements and schedule of Cablevision Industries Corporation and Subsidiaries, and our reports dated July 28, 1995, with respect to the financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries and Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries, incorporated by reference from Time Warner's Current Report on Form 8-K dated
May  15, 1996, filed with the Securities and Exchange Commission.


New York, New York                           Ernst & Young LLP
May 21, 1996